EXHIBIT 10.3

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made as of the 15th day of November, 20001, by and between Peter Braun, a citizen and resident of Canada, of 11789 - 79A Avenue, Delta, B.C. V4C 1V7 ("Consultant") and VOIP Technology, Inc., a Nevada corporation with its offices located in Vancouver, B.C. (the "Company").

         WHEREAS, Consultant is a retired University Professor with experience and expertise in computer programming; and

         WHEREAS, the Company desires to retain Consultant to advise and assist the Company in its development on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant agree as follows:

1.       ENGAGEMENT

         The Company hereby retains Consultant, effective as of the date hereof (the "Effective Date") and continuing until termination, as provided herein, to advise the Company on potential acquisition candidates in the computer related industries (the "Services"). The Services are to be provided on a "best efforts" basis directly and through Consultant's agents or others employed or retained and under the direction of Consultant, if any ("Consultant's Personnel"); provided, however, that the Services shall expressly exclude any financial or accounting advice, accounting services or other services which require licenses or certification which Consultant may not have.

2.       TERM

         This Agreement shall have an initial term of six (6) months (the "Primary Term"), commencing with the Effective Date. At the conclusion of the Primary Term this Agreement may be extended for the same term (the "Extension Period") if the parties agree in writing to do so.

3.       TIME AND EFFORT OF CONSULTANT

         Consultant shall allocate time and Consultant's Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Consultant's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Consultant, neither Consultant nor Consultant's Personnel shall be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Business Opportunity (as defined herein) undertaken by the Company as a result of advice provided by Consultant or Consultant's Personnel.

4.       COMPENSATION

         The Company agrees to pay Consultant a fee for the Services ("Consulting Fee") by way of the delivery by the company of Two Hundred and Fifty Thousand (250,000) shares of the Company's common stock as a fee, issued under Rule 701 with any required restriction, with a deemed value of $0.01 per share. These shares shall be delivered within seven
         (7) days of the execution hereof. All shares transferred are considered fully earned and non-assessable as of the date hereof.

5.       REGISTRATION OF SHARES

         Company agrees that any shares issued to satisfy a Transaction Fee may be registered by the Company with the Securities and Exchange Commission under any subsequent applicable registration statement filed by the Company at the Company's discretion. Such issuance or reservation of shares shall be in reliance on representations and warranties of Consultant set forth herein.

6.       COSTS AND EXPENSES

         All third party and out-of-pocket expenses incurred by Consultant in the performance of the Services or for the settlement of debts shall be paid by the Company, or Consultant shall be reimbursed if paid by Consultant on behalf of the Company, within ten (10) days of receipt of written notice by Consultant, provided that the Company must approve in advance all such expenses in excess of $500 per month.

7.       PLACE OF SERVICES

         The Services provided by Consultant or Consultant's Personnel hereunder will be performed at Consultant's offices except as otherwise mutually agreed by Consultant and the Company.

8.       INDEPENDENT CONTRACTOR

         Consultant and Consultant's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state, and local taxes, if any, on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Consultant's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employee and employer, between Consultant's Personnel and the Company. Neither Consultant nor Consultant's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each Asset Opportunity or Business Opportunity introduced by Consultant, and to make all final decisions with respect to effecting a transaction on any Business Opportunity.

9.       REJECTED ASSET OPPORTUNITY OR BUSINESS OPPORTUNITY

         If, during the Primary Term of this Agreement or any Extension Period, the Company elects not to proceed to acquire, participate or invest in any Business Opportunity identified and/or selected by Consultant, notwithstanding the time and expense the Company may have incurred reviewing such transaction, such Business Opportunity shall revert back to and become proprietary to Consultant, and Consultant shall be entitled to acquire or broker the sale or investment in such rejected Business Opportunity for its own account, or submit such assets or Business Opportunity elsewhere. In such event, Consultant shall be entitled to any and all profits or fees resulting from Consultant's purchase, referral or placement of any such rejected Business Opportunity, or the Company's subsequent purchase or financing with such Business Opportunity in circumvention of Consultant

10.      NO AGENCY EXPRESS OR IMPLIED

         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Consultant, or employee and employer as between Consultant's Personnel and the Company.

11.      TERMINATION

         The Company and Consultant may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty
         (30) days written notice under the following conditions:

         (A)      By the Company.
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                  (i) If during the Primary Term of this Agreement or any Extension Period, Consultant is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Consultant's Personnel; or,

                  (ii) If Consultant willfully breaches or neglects the duties required to be performed hereunder; or,

                  (iii) At Company's option without cause upon 30 days written notice to Consultant; or

         (B)      By Consultant.
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                  (i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

                  (ii) If the Company ceases business or, other than in an Initial Merger, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

                  (iii) If the Company subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of, including but not limited to the obligation to pay the Initial Fee, the Transaction fee, or the Consulting Fee; or,

                  (iv) If the Company subsequent to the execution hereof institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

                  (v) If any of the disclosures made herein or subsequent hereto by the Company to Consultant are determined to be materially false or misleading.

         In the event Consultant elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Consultant for unreimbursed expenses, Consulting Fee and Transaction Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Consultant for reasons set forth in B(i) through
         (v) above, Consultant shall be entitled to any outstanding unpaid portion of reimbursable expenses, Transaction Fee, if any, and for the remainder of the unexpired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

12.      INDEMNIFICATION

         Subject to the provisions herein, the Company and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

13.      REMEDIES

         Consultant and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

14.      MISCELLANEOUS

         (A) SUBSEQUENT EVENTS. Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

         (B) AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

         (C) FURTHER ACTIONS AND ASSURANCES. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         (D) WAIVER. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

         (E) ASSIGNMENT. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

         (F) NOTICES. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

                  (i) In the case of the Company:  VOIP Technology, Inc.
                                                   1481 Barrow Street
                                                   North Vancouver, B.C. V7J 1B6
                                                   Telephone: (604) 986-6869
                                                   Telefax: (604) 986-6869

                                                   Att: Rob Harrison, President

                  (ii) In the case of Consultant:  Peter Braun
                                                   11789 - 79A Avenue.
                                                   Delta, B.C.  V4C 1V7
                                                   Telephone: (604) 618-8334

                  or to such other person or address designated in writing by the Company or Consultant to receive notice.

         (G) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (H) GOVERNING LAW. This Agreement was negotiated and is being contracted for in British Columbia, and shall be governed by the laws of the Province of British Columbia, and Canada, notwithstanding any conflict-of-law provision to the contrary.

         (I) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

         (J) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

         (K) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         (L) COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         (M) TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the above date.


         The "Company"                              "Consultant"
         VOIP Technology, Inc.
         A Nevada Corporation                       Peter Braun


         By:  /s/ Robert Harrison                   /s/ Peter Braun
              ------------------------------        ---------------------------
         Name: Robert Harrison                      (Signed)
         Title: President